                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-131763 on Form S-1 of our report dated March 21, 2006 relating to the financial statements and financial statement schedules of RAM Re Group of Companies, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Hamilton, Bermuda
March 22, 2006